Sprinklr Announces First Quarter Fiscal 2024 Results
•Q1 Total Revenue of $173.4 million, up 20% year-over-year
•Q1 Subscription Revenue of $157.7 million, up 24% year-over-year
•First ever GAAP net income reported as a publicly traded company
•Continued growth and operational improvements generate net cash provided by operating activities of $18.6 million and free cash flow of $14.3 million in Q1
•RPO and cRPO up 23% and 19% year-over-year, respectively
•115 $1 million customers, up 28% year-over-year
NEW YORK, New York--June 5, 2023--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its first quarter ended April 30, 2023.
“Sprinklr had a strong start to the year, and I’m pleased with our focused execution. During the quarter, we continued to see broad participation across our four product suites and through innovations such as Sprinklr AI+ we continue to develop ways for our customers to realize value through our unified platform,” said Ragy Thomas, Founder and CEO at Sprinklr.
First Quarter Fiscal 2024 Financial Highlights
•Revenue: Total revenue for the first quarter was $173.4 million, up from $145.0 million one year ago, an increase of 20% year-over-year. Subscription revenue for the first quarter was $157.7 million, up from $127.3 million one year ago, an increase of 24% year-over-year.
•Operating Loss and Margin*: First quarter operating loss was $3.2 million, compared to operating loss of $23.1 million one year ago. Non-GAAP operating income was $11.0 million, compared to non-GAAP operating loss of $10.3 million one year ago. For the first quarter, GAAP operating margin was (2)% and non-GAAP operating margin was 6%.
•Net Income (Loss) Per Share*: First quarter net income per share, basic was $0.01, compared to net loss per share, basic of $0.10 in the first quarter of fiscal year 2023. Non-GAAP net income per share, basic for the first quarter was $0.06, compared to non-GAAP net loss per share, basic of $0.05 in the first quarter of fiscal year 2023.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of April 30, 2023 was $604.4 million.
* Non-GAAP operating (loss) income and non-GAAP operating (loss) income per share and non-GAAP operating margin are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and is reconciled to net loss or operating loss, as applicable, the closest comparable GAAP measure, at the end of this release.

Financial Outlook
Sprinklr is providing the following guidance for the second fiscal quarter ending July 31, 2023:
•Subscription revenue between $158 million and $160 million.
•Total revenue between $172 million and $174 million.
•Non-GAAP operating income between $11 million and $13 million.
•Non-GAAP net income per share between $0.04 and $0.05, assuming 270 million weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2024:
•Subscription revenue between $649 million and $653 million.
•Total revenue between $711 million and $715 million.
•Non-GAAP operating income between $51 million and $55 million.
•Non-GAAP net income per share between $0.19 and $0.21, assuming 273 million weighted-average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
•Non-GAAP gross profit and non-GAAP gross margin
•Non-GAAP operating income (loss) and non-GAAP operating margin
•Non-GAAP net income (loss) and non-GAAP net income (loss) per share
We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. In periods of net loss, we calculate non-GAAP net income (loss) per share by using non-GAAP net income (loss) divided by basic weighted average shares for the period regardless of whether we are in a non-GAAP net income or (loss) position and assuming that all potentially dilutive securities are anti-dilutive.
In addition, the press release and the accompanying tables contain free cash flow which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software, and adjusted free cash flow, which is defined as free cash flow plus cash adjusted for litigation settlement costs. We believe that free cash flow and adjusted free cash flow are useful indicators of liquidity as they measure our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, June 5, 2023, to discuss first quarter fiscal 2024 financial results, as well as the second quarter and full year fiscal 2024 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13736943. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's Unified-CXM platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than two-thirds of the Fortune 100.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year fiscal 2024, our growth strategy and the ability of our platform to deliver a unified experience to address our customers’ demands. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; general economic, political and market conditions and overall fluctuations in the financial markets in the United States and abroad, including as a result of the COVID-19 pandemic, Russia’s ongoing war with Ukraine, inflation and related increases in interest rates and recent bank failures; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Annual Report on Form 10-K for the year ended January 31, 2023, filed with the SEC on April 3, 2023, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)
	April 30, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$186,244	$188,387
Marketable securities	418,194	390,239
Accounts receivable, net of allowance for doubtful accounts of $3.1 million and $3.2 million, respectively	176,694	205,038
Prepaid expenses and other current assets	70,317	78,865
Total current assets	851,449	862,529
Property and equipment, net	25,025	22,885
Goodwill and other intangible assets	50,290	50,349
Operating lease right-of-use assets	15,633	15,725
Other non-current assets	81,621	73,503
Total assets	$1,024,018	$1,024,991

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$22,293	$30,101
Accrued expenses and other current liabilities	77,077	97,524
Operating lease liabilities, current	7,154	7,134
Deferred revenue	322,057	324,140
Total current liabilities	428,581	458,899
Deferred revenue, non-current	631	1,371
Deferred tax liability, non-current	1,290	1,289
Operating lease liabilities, non-current	9,806	9,633
Other liabilities, non-current	4,858	4,467
Total liabilities	445,166	475,659
Commitments and contingencies
Stockholders’ equity
Class A common stock	3	3
Class B common stock	6	6
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,100,571	1,074,149
Accumulated other comprehensive loss	(4,094)	(4,384)
Accumulated deficit	(493,803)	(496,611)
Total stockholders’ equity	578,852	549,332
Total liabilities and stockholders’ equity	$1,024,018	$1,024,991

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)
	Three Months Ended April 30,
	2023	2022
Revenue:
Subscription	$157,665	$127,320
Professional services	15,698	17,658
Total revenue	173,363	144,978
Costs of revenue:
Costs of subscription(1)	27,476	25,108
Costs of professional services(1)	14,461	16,613
Total costs of revenue	41,937	41,721
Gross profit	131,426	103,257
Operating expense:
Research and development(1)	20,761	17,334
Sales and marketing(1)	89,202	86,938
General and administrative(1)	24,656	22,113
Total operating expense	134,619	126,385
Operating loss	(3,193)	(23,128)
Other income, net	4,759	295
Income (loss) before (benefit) provision for income taxes	1,566	(22,833)
(Benefit) provision for income taxes	(1,242)	2,455
Net income (loss)	$2,808	$(25,288)
Net income (loss) per share, basic	$0.01	$(0.10)
Weighted average shares used in computing net income (loss) per share, basic	265,584	256,903
Net income (loss) per share, diluted	$0.01	$(0.10)
Weighted average shares used in computing net income (loss) per share, diluted	281,344	256,903
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended April 30,
	2023	2022
Costs of subscription	$300	$408
Costs of professional services	403	623
Research and development	3,067	2,348
Sales and marketing	5,955	5,856
General and administrative	3,585	3,279
Stock-based compensation expense, net of amounts capitalized	$13,310	$12,514

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	Three Months Ended April 30,
	2023	2022
Cash flow from operating activities:
Net income (loss)	$2,808	$(25,288)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,519	2,498
Bad debt expense	159	114
Stock-based compensation expense, net of amounts capitalized	13,310	12,514
Non-cash lease expense	907	1,457
Deferred income taxes	(3,323)	—
Net amortization/accretion on marketable securities	(3,592)	—
Other non-cash items, net	—	(547)
Changes in operating assets and liabilities:
Accounts receivable	28,138	27,418
Prepaid expenses and other current assets	8,379	3,579
Other non-current assets	(171)	2,411
Accounts payable	(8,199)	5,167
Operating lease liabilities	(884)	—
Accrued expenses and other current liabilities	(20,149)	(11,320)
Litigation settlement	—	(12,000)
Deferred revenue	(2,729)	(6,094)
Other liabilities	387	(2,819)
Net cash provided by (used in) operating activities	18,560	(2,910)
Cash flow from investing activities:
Purchases of marketable securities	(102,468)	(192,634)
Sales of marketable securities	380	—
Maturities of marketable securities	77,819	3,441
Purchases of property and equipment	(1,625)	(638)
Capitalized internal-use software	(2,683)	(2,288)
Net cash used in investing activities	(28,577)	(192,119)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	12,692	6,518
Net cash provided by financing activities	12,692	6,518
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(196)	(1,096)
Net change in cash, cash equivalents and restricted cash	2,479	(189,607)
Cash, cash equivalents and restricted cash at beginning of period	188,387	321,426
Cash, cash equivalents and restricted cash at end of period	$190,866	$131,819

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(Unaudited)
	Three Months Ended April 30,
	2023	2022
Non-GAAP gross profit and non-GAAP gross margin:
GAAP gross profit	$131,426	$103,257
Stock-based compensation expense-related charges(1)	712	1,033
Non-GAAP gross profit	$132,138	$104,290
Gross margin	76%	71%
Non-GAAP gross margin	76%	72%

Non-GAAP operating income (loss):
GAAP operating loss	$(3,193)	$(23,128)
Stock-based compensation expense-related charges(2)	14,115	12,703
Amortization of acquired intangible assets	50	133
Non-GAAP operating income (loss)	$10,972	$(10,292)
Operating margin	(2)%	(16)%
Non-GAAP operating margin	6%	(7)%

Non-GAAP net income (loss) and non-GAAP net income (loss) per share:
GAAP net income (loss):	$2,808	$(25,288)
Stock-based compensation expense-related charges(2)	14,115	12,703
Amortization of acquired intangible assets	50	133
Non-GAAP net income (loss)	$16,973	$(12,452)
Weighted-average shares outstanding used in computing net income (loss) per share, basic	265,584	256,903
Non-GAAP net income (loss) per common share, basic	$0.06	$(0.05)
Weighted-average shares outstanding used in computing net income (loss) per share, diluted	281,344	256,903
Non-GAAP net income (loss) per common share, diluted	$0.06	$(0.05)

Free cash flow:
Net cash provided by (used in) operating activities	$18,560	$(2,910)
Purchase of property and equipment	(1,625)	(638)
Capitalized internal-use software	(2,683)	(2,288)
Free cash flow	$14,252	$(5,836)
Litigation settlement payments (3)	—	12,000
Adjusted free cash flow	$14,252	$6,164
(1) Employer payroll tax related to stock-based compensation for the periods ended April 30, 2023 and 2022 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.8 million and $0.2 million of employer payroll tax related to stock-based compensation expense for the three months ended April 30, 2023 and 2022, respectively.
(3) On February 25, 2022, we and Opal Labs Inc. (“Opal”) agreed to settle all outstanding claims with respect to Opal’s complaints alleging breach of contract and violation of Oregon’s Uniform Trade Secrets Act, among other claims. The settlement amount was recorded as a one-time operating expense charge in fiscal year 2022, which was paid in fiscal year 2023.